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                                                                 EXHIBIT 10.9(i)
                                                                          PSII-3


                                 AMENDMENT NO. 1
                                    TO LEASE

     THIS AMENDMENT NO. I is made and entered into this 7th day of November, 1997, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77, of the John Arrillaga Survivor's Trust ("JOHN ARRILLAGA SURVIVOR'S TRUST") (previously known as the "John Arrillaga Separate Property Trust") as amended, and RICHARD T, PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77, of the Richard T. Peery Separate Property Trust ("RICHARD T. PEERY SEPARATE PROPERTY TRUST") as amended, collectively as LANDLORD, and FIRST VIRTUAL CORPORATION, a Delaware corporation, as TENANT.

                                    RECITALS


     A. WHEREAS, by Lease Agreement dated July 19, 1995 Landlord leased to Tenant approximately 12,690+ square feet of that certain 48,000+/- square foot building located at 3393 Octavius Drive, Suite 202, Santa Clara, California, the details of which are more particularly set forth in said July 19, 1995 Lease Agreement, and

     B. WHEREAS, said Lease was amended by Letter Agreement dated November 6, 1997, whereby Landlord consented to Tenant's assignment of said Lease from First Virtual Corporation, a California corporation to First Virtual Corporation, a Delaware corporation, and,

     C. WHEREAS, it is now the desire of the parties hereto to amend the Lease by adding a Co-terminous paragraph and a Cross Default paragraph to said Lease Agreement as hereinafter set forth.


                                    AGREEMENT

     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

1. LEASE TERMS CO-TERMINOUS: It is acknowledged that (i) concurrently with the execution of this Amendment, Landlord and Tenant are also executing a separate Lease Agreement dated November 7, 1997 (hereinafter referred to as the "New Lease") affecting property located at 3233 Scott Blvd., Suite 103, Santa Clara, California and (ii) it is the intention of the parties that the term of this Lease be conterminous with the term of the New Lease such that the terms of both leases expire on the same date; provided, however, the termination of this Lease resulting from the terms and conditions stated under Paragraph 22 "Bankruptcy and Default" (subject to Landlord's option as stated in the respective leases' "Cross Default" Paragraph) or Paragraph 24 "Destruction" or Paragraph 25 "Eminent Domain" shall not result in a termination of the New Lease unless Landlord elects, at its sole and absolute discretion, to terminate either or both of the leases.

2. CROSS DEFAULT: As a material part of the consideration for the execution of the New Lease by Landlord, it is agreed between Landlord and Tenant that a default under this Lease, or a default under said New Lease may, at the option of Landlord, be considered a default under both leases, in which event Landlord shall be entitled (but in no event required) to apply all rights and remedies of Landlord under the terms of one lease to both leases including, but not limited to, the right to terminate one or both of said leases by reason of a




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                                                                          PSII-3

default under said New Lease or hereunder.

EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said July 19, 1995 Lease Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. I to Lease as of the day and year last written below.

LANDLORD:                                          TENANT:

JOHN ARRILLAGA SURVIVOR'S                          FIRST VIRTUAL CORPORATION
TRUST                                              a Delaware corporation




By /s/ John Arrillaga                              By /s/ Anita Neumann
  John Arrillaga, Trustee

                                                     ANITA NEUMANN
Date: 11/17/97                                     Print or Type Name



RICHARD T. PEERY SEPARATE                          TITLE:  Facilities Operations
PROPERTY TRUST





By /s/ Richard T. Peery, Trustee                   Date: NOVEMBER 13, 1997




Date: 11/17/97